EXHIBIT 25

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (or an amendment to a previously filed Registration Statement on Form S-8) or such other form as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of 1,500,000 shares of common stock of the Corporation which may be issued to directors, officers, employees and consultants of the Corporation, pursuant to the 1991 Stock Option Plan of the Corporation as approved at the annual meeting of shareholders held on November 12, 1997, and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has caused this power of attorney to be executed as of the date set forth beside their name.


/S/ PEDRO CUATRECASAS, M.D.           Director             March 25, 1998
-----------------------------
 Pedro Cuatrecasas, M.D


/S/ CARROLL O. JOHNSON                Director             March 25, 1998
------------------------------
 Carroll O. Johnson


/S/ STEPHEN M. MCGRATH                Director             March 25, 1998
------------------------------
 Stephen M. McGrath


_______________________________       Director
         Donald E. O'Neill


/S/ HELEN M. RANNEY, M.D.             Director              March 25, 1998
-------------------------------
 Helen M. Ranney, M.D.


/S/ JEAN RIESS, PH.D.                 Director              March 25, 1998
-------------------------------
 Jean Riess, Ph.D.


/S/ THOMAS F. ZUCK, M.D.              Director              March 25, 1998
-------------------------------
 Thomas F. Zuck, M.D.